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EXHIBIT 10.44

August 31, 1998
                            UNSECURED PROMISSORY NOTE

               For value received as of August 31, 1998, the undersigned, CHFA, Inc. ("Maker"), promises to pay to the order of UNITED AMERICAN HEALTHCARE CORPORATION ("Payee") the principal sum of Two Million, Five Hundred Thousand Dollars ($2,500,000.00), together with the interest thereon at the rate hereinafter specified and any and all other sums which may be due and owing to the holder of this Note in accordance with the following terms:

               1. Repayment. (a) Maker shall pay to the holder hereof annually on each of August 1, 1999 and August 1, 2000 (each a "Payment Date") principal payments in the amount of ten percent (10%) of the unpaid principal amount hereof as of each such Payment Date, together with all accrued and unpaid interest on the unpaid principal amount hereof as of each such Payment Date.

               (b) This Note shall mature, and Maker shall pay to the holder hereof the entire unpaid principal amount hereof, together with all accrued and unpaid interest thereon, on the earlier of (i) August 31, 2001, (ii) the consummation by Maker of an "Initial Public Offering" (as that term is defined in Section 17(a) below), or (iii) the consummation of a "Change of Control" (as that term is defined in Section 17(b) below) with respect to Maker (the earlier of the dates in clauses (i), (ii) and (iii), the "Maturity Date").

               (c) Payment shall be made to Payee at 1155 Brewery Park Boulevard, Suite 200, Detroit, Michigan 48207 or such other place as the holder hereof may from time to time direct in writing received by Maker.

               2. Interest Rate. Interest shall accrue from the date of this Note on the principal amount outstanding from time to time thereafter at a rate of interest equal to six percent (6%) per annum, compounded quarterly on the first day of August, November, February and May until this Note is paid in full.

               3. Calculation of Interest. Interest on this Note shall be calculated on the basis of a 360 day per year factor applied to the actual days on which there exists an unpaid principal balance due under this Note.

               4. Application of Payments. All payments made hereunder shall be applied first to late penalties, costs of collection or other sums owing the holder, then to accrued interest and last to repayment of the principal amount of this Note. If the due date for the payment of principal and interest falls on a day which is either a Saturday, Sunday or federal banking holiday, such payment shall be due on the next succeeding business day.

               5. Prepayment. The Maker may prepay this Note in whole or in part at any time or from time to time without penalty or additional interest, provided that payments are applied as provided in Section 4 above.

               6. Events of Default. The occurrence of any one or more of the following events (the "Events of Default") shall constitute an Event of Default hereunder:

               (a) any failure by the Maker to pay any principal, interest or other amount due under this Note at or prior to the time when it is due and payable, if such failure remains uncured for a period of ten (10) business days after the payment date;

               (b) a petition for relief in a bankruptcy court is filed by the Maker or Corporate Healthcare Financing, Inc., a Michigan corporation (the "Company"), or the Maker or the Company applies for, consents to or acquiesces in the appointment of a trustee, custodian or receiver for the Maker or the Company or any of their respective assets or property or makes a general assignment for the benefit of their respective creditors or, in the absence of such application, consent or acquiescence, a trustee, custodian or receiver is appointed for the Maker or the Company or for a substantial part of their respective assets or property and is not discharged within thirty (30) days hereafter; or any bankruptcy, reorganization, debt arrangement or other proceeding or case under any bankruptcy or insolvency law or any dissolution or liquidation proceeding is instituted against the Maker or the Company and if instituted against the Maker or the Company is consented to or acquiesced in by the

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Maker or the Company or remains undismissed for thirty (30) days thereafter;
or the Maker or the Company takes any action to authorize any of the actions described in this subsection;

               (c) any material breach by Maker of any material representation or other material obligation of Maker in or under the Purchase Agreement, (as that term is defined in Section 12 hereof) or this Note (other than an Event of Default described in Section 6(a) of this Note), which material breach is not cured by Maker within twenty (20) days after the receipt by Maker of written notice from the holder of this Note pursuant to the provisions of Section 14 of the Purchase Agreement which sets forth the nature of such breach;

               (d) Maker's gross revenues (or, for any partial or short fiscal year, Maker's annualized gross revenues) as reported on its audited or reviewed financial statements for any fiscal year during which this Note remains unpaid shall not equal or exceed Five Million Dollars ($5,000,000.00).

               (e) (i) any of this Note and the Purchase Agreement ceases to be in full force and effect; or (ii) the Maker contests the validity or enforceability of any of this Note or the Purchase Agreement or renounces or denies that it has any further liability under any of this Note or the Purchase Agreement, provided, however, that this Section 6(e)(ii) shall not be construed to deny to Maker the right in good faith to assert its rights under this Note or the Purchase Agreement;

               (f) any Event of Default under Section 6(a) of the Secured Promissory Note of Maker of even date herewith in favor of Payee for so long as the Secured Promissory Note remains in effect.

               (g) Maker or a wholly owned subsidiary of Maker ceases to be the owner of all of the stock of the Company or a sale or conveyance of all or substantially all of the assets of the Company to or with an unaffiliated third party is consummated.

               (h) the entry of a final, nonappealable judgment or judgments, which has or have not been satisfied, against the Maker in an aggregate amount which exceeds Two Hundred Thousand Dollars ($200,000.00).

               (i) any default by the Maker in or with respect to any obligation of the Maker in excess of Two Hundred Thousand Dollars ($200,000) which remain uncured by Maker for more than thirty (30) days after receipt by Maker of written notice specifying the nature of such Default.

               (j) either (i) Louis J. Nicholas or (ii) both Keith Sullivan and Pamela Lee shall cease to be employed on a full-time basis by Maker or its wholly-owned subsidiaries for any reason other than death or disability.

               7. Default Interest Rate. Upon the occurrence of an Event of Default under this Note, if payment of the amount outstanding under this Note is accelerated, or if the full amount outstanding is then due, from and after the earlier of the date of acceleration or the date that such amount becomes due and payable in full, the interest rate applicable to the then outstanding balance shall be increased to eighteen percent (18%).

               8. Rights and Remedies. If any one or more Events of Default shall occur, then in each and every such case, the Payee at its option may at any time thereafter exercise and/or enforce any or all of the following rights and remedies:

               (a) declare without notice to the Maker all of the amounts payable hereunder to be immediately due and payable, whereupon same shall become due and payable, together with accrued and unpaid interest thereon and all other sums due hereunder, immediately without presentment, demand, protest or notice, all of which the Maker hereby waives, provided that upon the occurrence of an Event of Default described in Section 6(b), all amounts shall automatically be and become due and payable immediately without any declaration, notice or any other act; and

               (b) bring suit for payment and exercise any other rights and remedies available to the Payee pursuant to this Note, any related document (including the Purchase Agreement) or any other applicable law.

               Each right, power and remedy of the Payee specified herein or in the related loan documents or available at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Note or in the related loan

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documents (including the Purchase Agreement) or available at law or in equity and the exercise or beginning of the exercise by the Payee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Payee of any one or more of such other rights, powers or remedies.

               9. Costs of Collection. If at any time the indebtedness evidenced by this Note is collected through legal proceedings or this Note is placed in the hands of an attorney or attorneys for collection, the Maker and each endorser and guarantor of this Note hereby severally agree to pay all costs and expenses (including attorneys' fees) incurred by the holder of this Note in enforcing its rights and collecting or attempting to collect all amounts due hereunder and under any related documents.

               10. Extensions or Modifications. All parties to this Note agree that the maturity of this Note or any payment due hereunder may be extended at any time or from time to time, this Note or any other agreement or document evidencing or securing payment of the debt described herein may be modified, any collateral or other security or guarantee of payment may be released or waived and any defaults hereunder may be waived without releasing, discharging or affecting the liability of the Maker or any other party not specifically released.

               11. Choice of Law and Consent to Jurisdiction. This Note shall be deemed to be made in Maryland and shall be governed, construed and enforced in strict accordance with the laws of the State of Maryland, without reference to principles of conflict of laws.

               12. Stock Purchase Agreement; Set Off Right. This Note has been issued pursuant to that certain Stock Purchase Agreement, of even date, between Maker and Payee, among others (the "Purchase Agreement"). With notice to Payee, Maker shall be entitled to offset any amounts due under this Note in satisfaction of an equal amount due to Maker pursuant to Section 10 of the Purchase Agreement that has been awarded in an arbitral proceeding or other adjudication or agreed upon by Maker and Payee and that results from any untrue representation, breach of warranty or nonfulfillment of any covenant or agreement by Payee under the terms of any of Sections 6(c), 6(d), 6(i), 6(j), 6(k), 8(a), 8(c) or 9 of the Purchase Agreement. One-half (1/2) of the amount of any such set-off shall be applied to the next scheduled payment of principal under this Note (or, if adjudicated or agreed to may, in Maker's discretion, be applied as a prepayment pursuant to Section 5 hereof against the amount next due) and the remaining one-half (1/2) of the amount of such offset shall be applied against the final payment of principal due under this Note on August 31, 2001. Without limiting Maker's rights under the Purchase Agreement, Maker shall not be entitled to offset any other amounts due under this Note in satisfaction of any amounts due pursuant to the Purchase Agreement.

               13. Waiver of Defenses. In the event the holder of this Note transfers this Note for value, the Maker agrees that none of such subsequent holders of this Note shall be subject to any claims or defenses which the Maker may have against the prior holder, all of which are waived as to the subsequent holders and all subsequent holders shall have the rights of a holder in due course with respect to the Maker even though the subsequent holder might not qualify under applicable law absent this paragraph as a holder in due course.

               14. Waiver of Protest. The Maker, and all parties to this Note, whether maker, endorser or guarantor, hereby waive presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note.

               15. No Waiver. The delay or failure of any holder to exercise its rights hereunder shall not be deemed a waiver thereof. No waiver of any rights of holder shall be effective unless in writing and signed by the holder and any waiver of any right shall not apply to any other right or to such right in any subsequent event or circumstance not specifically included in such waiver.

               16. Maker's Covenants.

                   (a)    Maker  shall  deliver  to Payee (i) within  forty-five
(45) days after the end of each quarterly fiscal period of each fiscal year of the Maker, statements of income and cash flow for the Maker and its consolidated subsidiaries for such period and for the period from the beginning of the fiscal year to the end of such period, and the related balance sheets as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year; and (ii) within seventy-five (75) days after the end of each fiscal year of the Maker, statements of income and cash flow for the Maker and its consolidated subsidiaries for


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such year and the related balance sheets at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year.

                   (b) Promptly upon (i) any default under or with respect to any material obligation of the Maker under this Note or the Purchase Agreement, or (ii) any notice from any Federal, state or local governmental or regulatory body or authority of any matter that, if determined adversely to the Maker, would have a material adverse effect upon the business of the Maker, the Maker shall provide written notice thereof to Payee setting forth details respecting such event and the action, if any, that the Maker proposes to take with respect thereof.

                   (c) Maker shall provide to Payee from time to time such other information regarding the financial condition, operations, business or prospects of the Maker or any of its subsidiaries as Payee may reasonably request; shall permit Payee's representatives to visit and inspect any of the properties of Maker to examine, audit, check and make copies of the financial and accounting records, books, journals, orders, receipts and any correspondence or other data relating to the business of Maker and to discuss the affairs, finances and accounts of Maker with its officers and independent certified public accountants, all upon reasonable notice and at such reasonable times, during normal business hours, as may be reasonably requested; provided, however, that except (i) as may be required by law; (ii) except for information which has become available to the public; and (iii) except to the extent necessary to enforce this Note or the Purchase Agreement, Payee shall keep all information learned pursuant to this Section 16(c) confidential and shall not disclose such information to any person or entity.

               17. Definitions. For purposes of this Note:

               (a) "Initial Public Offering" shall mean an effective initial underwritten public offering of the shares of stock of Maker or any other securities of Maker that are convertible into or exchangeable for common stock pursuant to a registration statement filed with the United States Securities Exchange Commission other than a registration statement on Form S-8 or any successor or similar form thereto.

               (b) "Change of Control" shall mean the consummation of the sale of shares of stock of Maker (in one or more transactions), or one or more of a merger, consolidation, or other combination of Maker, or a sale or conveyance of all or substantially all of the assets of Maker to or with an unaffiliated third party if, as a result of such transactions, the owners of Maker's stock (and their spouses, siblings, parents or children) on the date of this Note as a group do not continue to own beneficially at least twenty-five percent (25%) of the combined voting power of the shares of stock of Maker which such persons owned as of the date of this Note.

               IN WITNESS WHEREOF, the Maker has caused this Note to be executed on its behalf by its duly authorized officer and its corporate seal to be affixed and attested by its Secretary as of the day and year first above written.

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